As filed with the Securities and Exchange Commission on March 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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ORCKIT COMMUNICATIONS LTD.
(Exact name of registrant as specified in its charter)

N/A
(Translation of registrant’s name into English)
Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

126 Yigal Allon Street
Tel-Aviv 67443, Israel
Telephone:  (972) 3-696-2121
(Address and telephone number of registrant’s principal executive offices)

Puglisi Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil Gold, Esq. Manuel G.R. Rivera, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: (212) 318-3000 Facsimile: (212) 318-3400	Yehuda M. Levy, Adv. Adam M. Klein, Adv. Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. 2 Weizmann Street Tel-Aviv 64239, Israel Telephone: (972) 3-608-9839 Facsimile: (972) 3-608-9855

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Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-164822

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Ordinary shares, no par value(4) Warrants Units	(5)	(5)	$4,000,000	$285.20

(1)
This registration statement relates to the registration statement on Form F-3 (Registration No. 333-164822) of the registrant, filed with the Securities and Exchange Commission on February 10, 2010, as amended (the “Prior Registration Statement”), pursuant to which the registrant registered such indeterminate number of ordinary shares, number of warrants to purchase ordinary shares and a combination of such securities, separately or as units (collectively, “Securities”), as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $20,000,000 or, if any Securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $20,000,000. This registration statement is being filed to register additional Securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).  The Securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares.  In addition, pursuant to Rule 416 under the Securities, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee. As of the date of this registration statement, the maximum aggregate offering price of Securities which remain to be offered pursuant to the Prior Registration Statement is $20,000,000.  The maximum aggregate offering price of the additional Securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $4,000,000, which represents 20% of the maximum aggregate offering price of Securities remaining on the Prior Registration Statement.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)
All ordinary shares of the registrant carry bonus rights to purchase ordinary shares under specified circumstances.  Such bonus rights are attached to and trade with the ordinary shares.  Value attributable to such rights, if any, is reflected in the market price of the ordinary shares.

(5)	Omitted pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A. to Form F-3.

This registration statement relates to the shelf registration statement on Form F-3 (Registration No. 333-164822) of Orckit Communications Ltd. (the “Company”), filed with the Commission on February 10, 2010, as amended, and declared effective by the Commission on March 11, 2010 (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of the Company’s ordinary shares, warrants to purchase ordinary shares and combination of such securities, separately or as units, registered under the Prior Registration Statement by $4,000,000.  The information set forth in the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, Israel, on March 29, 2010.

ORCKIT COMMUNICATIONS LTD.

By:	/s/ Eric Paneth
Name: Eric Paneth
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric Paneth Eric Paneth	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2010
/s/ Uri Shalom Uri Shalom	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2010
/s/ Izhak Tamir Izhak Tamir	Chairman of the Board and President	March 29, 2010
* Jed M. Arkin	Director	March 29, 2010
* Moti Motil	Director	March 29, 2010
* Moshe Nir	Director	March 29, 2010
* Amiram Levinberg	Director	March 29, 2010
* Yair Shamir	Director	March 29, 2010

Authorized Representative in the United States:	March 29, 2010

PUGLISI & ASSOCIATES By: * Name: Donald J. Puglisi Title: Managing Director

*By:   /s/ Eric Paneth

Eric Paneth
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1*	Consent of Kesselman and Kesselman, independent auditors.

23.2	Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement)

* Filed herewith.